SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 25, 2005
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 25 2005, the Compensation Committee of the Board of Directors of Alkermes, Inc. approved the Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan (the “Bonus Plan”) and established bonus awards that may be earned for the period January 1, 2005 to March 31, 2006 under the Bonus Plan by the Company’s named executive officers, currently Alkermes’ Chief Executive Officer (“CEO”), President and Chief Operating Officer (“COO”), Vice President and Chief Financial Officer (“CFO”), Vice President Corporate Development (“VP CD”), and Vice President, General Counsel and Secretary (“GC”) (each a “Participant”). The size of the overall bonus pool shall be determined by the Compensation Committee based on Company performance against the Bonus Plan objectives and target bonuses. Target bonus ranges determined by the Compensation Committee are 25% to 100% of base salary for the CEO, COO and CFO and 15% to 50% of base salary for the VP CD and GC. The bonuses will be paid based on the achievement of Company objectives and individual performance. Individual performance of the Participants shall be determined by the Compensation Committee. The performance period under the Bonus Plan will consist, on a one time basis, of the period from January 1, 2005 to March 31, 2006 in order to align the bonus performance period, which has historically been a calendar year, with the Company’s fiscal year end of March 31.
     The Bonus Plan is filed with this report as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
               Not applicable.
     (b) Pro Forma Financial Information.
               Not applicable.
     (c) Exhibits.

Exhibit
No.	Description
10.1	Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: July 29, 2005	By:	/s/ James M. Frates
James M. Frates
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Alkermes January 1, 2005 to March 31, 2006 Named Executive Bonus Plan